Exhibit 10.31.1

ASSIGNMENT OF LEASE

THIS AGREEMENT, made as of the 27th day of April, 1999 by and among BOSTON WHARF CO., a Massachusetts general partnership (hereinafter referred to as “Landlord”), INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (hereinafter referred to as “Assignor”), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, formerly known as Jefferies Group, Inc. (hereinafter referred to as “Assignee”)

WITNESSETH   THAT:

WHEREAS, Landlord has leased to Assignor certain premises contained in the building known and numbered as 44 Farnsworth Street, Boston, Massachusetts, as more particularly set forth in an agreement of lease between Landlord and Assignor dated March 10, 1995 (hereinafter referred to as the “Lease”); and

WHEREAS, Assignee is a successor to Assignor by way of merger; and

WHEREAS, in connection with said merger, Assignor wishes to assign the Lease to Assignee; and

WHEREAS, such assignment is subject to certain restrictions and other provisions contained in the Lease;

NOW THEREFORE, for good and valuable consideration by each party paid to the other parties and in further consideration of the foregoing recitals and the obligations of the parties herein assumed:

1.             Assignor assigns, transfers, and sets over unto Assignee all its right, title and interest as the tenant under the Lease from and after the date hereof (hereinafter referred to as the “Effective Date”).

2.             Landlord consents to the foregoing assignment.

3.             Assignee assumes all obligations of the tenant under the Lease to be performed before, on or after the Effective Date and covenants and agrees:

A.                                   that Assignee shall be and remain primarily liable to Landlord jointly and severally with Assignor for the payment of all rent and for the due performance of all of the other obligations, terms, covenants, conditions and agreements contained in the Lease on the tenant’s part to be performed before, on or after the Effective Date; and

B.                                     that Assignee’s obligations hereunder shall run to all persons claiming by, through or under Landlord by virtue of any existing or future instrument.

4.             Without limiting the generality of the foregoing Paragraph 3, Assignee covenants and agrees that any assignment, mortgage, pledge or other transfer of Assignee’s rights under the Lease shall be governed by the applicable provisions of the Lease.

5.             Assignor covenants and agrees that Assignor’s obligations under the Lease shall continue in full force and effect as the obligations of a principal and not as a guarantor or surety, and that Assignor will defend, indemnify and save Assignee harmless from all claims for payment of rent or for Assignor’s failure to perform any of the other obligations, terms, covenants, conditions, and agreements contained in the Lease to be performed with respect to the period up to the Effective Date.

6.             Assignor and Assignee covenant and agree that any assignment of the Lease by virtue of any mortgage presently existing or hereinafter executed or by virtue of a separate assignment shall constitute an assignment of Landlord’s rights hereunder. Any such mortgagee or assignee may enforce the obligations of Assignor and Assignee under the Lease and this Agreement in its own name and on its own behalf.

7              This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and may not be modified or changed in any way except by a writing signed by the parties.

IN WITNESS WHEREOF, the parties have caused this instrument to be signed, sealed and delivered in triplicate all as of the day and year first above written.

BOSTON WHARF CO. (Landlord)

By		P & O Properties Boston Inc. and Summer St. Properties Inc., its sole general partners

	By	/s/ Robert N. Kenney
Robert N. Kenney, Vice President

INVESTMENT TECHNOLOGY GROUP, INC. (Assignor)

By		[ILLEGIBLE]

Its		Secretary
title (duly-authorized)

INVESTMENT TECHNOLOGY GROUP, INC. (Assignee)

By		[ILLEGIBLE]

Its		Secretary
title (duly-authorized)